UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 18, 2025

Solid Biosciences Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38360	90-0943402
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Rutherford Avenue, Third Floor
Charlestown, Massachusetts 02129
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (617) 337-4680

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock $0.001 par value per share	SLDB	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

On February 18, 2025, Solid Biosciences Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Jefferies LLC and Leerink Partners LLC, as representatives of the several underwriters named therein (collectively, the “Underwriters”), relating to an underwritten public offering of 35,739,810 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and, in lieu of Common Stock to certain investors, pre-funded warrants (the “Pre-Funded Warrants”) to purchase 13,888,340 shares of Common Stock (the “Warrant Shares”). All of the Shares and the Pre-Funded Warrants are being sold by the Company. The offering price of the Shares is $4.03 per share and the offering price of the Pre-Funded Warrants is $4.029 per share underlying each Pre-Funded Warrant. The Underwriters have agreed to purchase the Shares from the Company pursuant to the Underwriting Agreement at a price of $3.7882 per share and the Pre-Funded Warrants from the Company pursuant to the Underwriting Agreement at a price of $3.7872 per share underlying each Pre-Funded Warrant. The closing of the offering is expected to take place on or about February 19, 2025, subject to the satisfaction of customary closing conditions.

The Company estimates that the net proceeds from the offering will be approximately $187.5 million, after deducting underwriting discounts and commissions and estimated offering expenses.

The Shares and the Pre-Funded Warrants will be issued pursuant to a shelf registration statement on Form S-3 (File No. 333-277871) that was declared effective by the Securities and Exchange Commission (the “SEC”) on May 17, 2024. A prospectus supplement relating to the offering has been filed with the SEC.

Each Pre-Funded Warrant has an exercise price per share of Common Stock equal to $0.001 per share. Each Pre-Funded Warrant will be exercisable at any time from the date of issuance. The Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part, by means of a cash exercise or a cashless exercise. The exercise price and the number of shares of Common Stock issuable upon exercise of each Pre-Funded Warrant is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Common Stock.

Under the terms of the Pre-Funded Warrants, the Company may not effect the exercise of any Pre-Funded Warrant, and a holder will not be entitled to exercise any portion of any Pre-Funded Warrant that, upon giving effect to such exercise, would cause the aggregate number of shares of Common Stock beneficially owned by such holder (together with its affiliates) to exceed 4.99% or 9.99%, as elected by the holder, of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrant, which percentage may be changed at the holder’s election to a higher percentage not in excess of 19.99% upon 61 days’ notice to the Company.

In addition, in certain circumstances, upon a fundamental transaction, a holder of Pre-Funded Warrants will be entitled to receive, upon exercise of the Pre-Funded Warrants, the kind and amount of securities, cash or other property that such holder would have received had they exercised the Pre-Funded Warrants immediately prior to the fundamental transaction, without regard to any limitations on exercise contained in the Pre-Funded Warrants.

The Underwriting Agreement contains customary representations, warranties, covenants and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The foregoing descriptions of the terms of the Underwriting Agreement and the Pre-Funded Warrants do not purport to be a complete and are qualified in their entirety by reference to the Underwriting Agreement and the Form of Pre-Funded Warrant which are filed as Exhibit 1.1 and Exhibit 4.1 hereto, respectively, and are incorporated herein by reference.

A copy of the legal opinion and consent of Wilmer Cutler Pickering Hale and Dorr LLP relating to the Shares, the Pre-Funded Warrants and the Warrant Shares is filed as Exhibit 5.1 hereto.

Item 8.01.	Other Events.

On February 18, 2025, the Company issued a press release announcing the pricing of the offering. A copy of the press release has been filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995, such as those, among others, relating to the expected closing of the offering. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,”

“would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The Company may not actually achieve the plans, intentions or expectations disclosed in its forward-looking statements, and you should not place undue reliance on its forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements the Company makes as a result of various risks and uncertainties, including but not limited to, market and other financial conditions, the satisfaction of customary closing conditions related to the offering and the impact of general economic, industry or political conditions in the United States or internationally. Additional risks and uncertainties relating to the offering, the Company and its business can be found under the caption “Risk Factors” included in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, the Company’s prospectus supplement filed with the SEC on February 18, 2025, and other filings that the Company may make with the SEC in the future. In addition, the forward-looking statements included in this Current Report on Form 8-K represent the Company’s views as of the date hereof and should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so.

Item 9.01.	Financial Statements and Exhibits.

d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated February 18, 2025, by and among the Company and Jefferies LLC and Leerink Partners LLC

4.1	Form of Pre-Funded Warrant

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (contained in Exhibit 5.1)

99.1	Press Release dated February 18, 2025

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLID BIOSCIENCES INC.

Date: February 18, 2025	By:	/s/ Alexander Cumbo
	Name:	Alexander Cumbo
	Title:	Chief Executive Officer